UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Capstead Mortgage Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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On April 23, 2020, Capstead Mortgage Corporation (the “Company”) issued the following press release regarding the change in the venue of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual meeting format that will be conducted live over the Internet. This press release should be read in conjunction with the Company’s proxy statement dated April 2, 2020 that was made available to its stockholders in connection with the solicitation of proxies for use at the Annual Meeting.

CAPSTEAD MORTGAGE CORPORATION

ANNOUNCES CHANGE TO A VIRTUAL MEETING FORMAT FOR ITS

2020 ANNUAL MEETING OF STOCKHOLDERS

DALLAS – April 23, 2020 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) announced today that the Company will hold its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) in a virtual only format that will be conducted live over the internet due to the emerging public health impact of the global COVID-19 pandemic and to protect and support the health and well-being of our stockholders, employees and the greater community. As previously announced, the Annual Meeting will be held on May 12, 2020 at 9:00 a.m. Central Time.  Stockholders attending the virtual Annual Meeting will have the same opportunities they have had at past in-person annual meetings to participate, ask questions, and provide feedback to our management team and our board of directors.  Representatives of Ernst & Young LLP, our independent registered public accounting firm, will also attend the virtual Annual Meeting and will be available to answer questions at that time.

As described in the proxy materials for the Annual Meeting that were previously distributed, stockholders are entitled to participate in the Annual Meeting if they were a stockholder of the Company as of the close of business on March 18, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by a bank, broker, or other holder of record as of the record date. In order to attend the Annual Meeting virtually via the Internet, stockholders must register in advance at www.proxydocs.com/CMO prior to the deadline of 4:00 p.m. Central Time on May 8, 2020. Stockholders will be required to enter the control number found on the proxy card, voting instruction form or Notice of Electronic Availability that were previously provided. Upon completing the registration, such stockholders will receive further instructions via email, including unique links that will allow each registered stockholder to access the meeting and will permit a registered stockholder to submit questions during the meeting.  If a stockholder encounters any difficulties accessing the virtual meeting during the check-in or meeting time, such stockholder may call the technical support number provided.

If a stockholder has not already voted his or her shares in advance, such stockholder may vote during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting.  Whether or not a stockholder plans to attend the Annual Meeting, we urge all stockholders to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided.  The proxy card included with the materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote such shares in connection with the Annual Meeting. The proxy statement and annual report are available on our website under the investor relations tab at www.capstead.com.

About Capstead

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes. The Company earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae, Freddie Mac, or by an agency of the federal government, Ginnie Mae. Capstead’s investment strategy attempts to mitigate risks to book value by focusing on investments in agency-guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels.